UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 21, 2011

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into A Material Definitive Agreement

Effective September 19, 2011, BillMyParents, Inc. (the “Company”) and Michael R. McCoy formalized an Employment Agreement and Stock Option Agreement (the “Agreements”), each dated August 18, 2011.

Mr. McCoy is our new Chief Executive Officer and Chairman of the Board of Directors and will be responsible for our Company’s overall direction and strategic positioning.  Formerly President, Consumer Credit Cards at Wells Fargo, Mr. McCoy was responsible for the overall business and strategic direction of this business unit, directing a staff of over 4,000 individuals and managing a customer base of over 8.5 million with over $20 billion in credit card balances.  A recognized leader in the financial services industry, Mr. McCoy previously served in a number of executive positions at Wells Fargo, having served as group Senior Vice President, Strategy and Business Development for Wells Fargo Financial, where he led the Retail Sales Finance and Insurance Services businesses and directed Marketing for the Wells Fargo Financial enterprise.  He also served as Executive Vice President, Human Resources and Communications for the Home and Consumer Finance Group of Wells Fargo, which included Leadership Development, Learning and Development, Compensation, Recruiting and Corporate Sponsorships.

Prior to joining Wells Fargo in January 2001, Mr. McCoy led several national distribution organizations within the financial services sector, including serving as general manager for ING’s Financial Institution Division and at American Express, where he was chief marketing officer and senior vice president for American Enterprise Life.

Mr. McCoy is a member of the Cards Policy Council of the American Banker Association and serves on numerous Boards within his community including the United Way. He earned his bachelor’s degree in business management at Missouri State University.

The Agreements included the following summary terms, (i) Mr. McCoy shall be paid an annual salary of $360,000; (ii) Mr. McCoy shall be paid his base salary, receive fringe benefits and continue to vest in any granted stock options and warrants for twelve months after the termination of his employment in the event that his employment is terminated other than for cause; (iii) Mr. McCoy shall be eligible for an annual cash bonus; and (iv) Mr. McCoy was granted options to purchase up to 10,600,000 shares of Company common stock at an exercise price of $0.48 per share.

The summary of the Employment Agreement and Stock Option Agreement described above is qualified in its entirety by reference to the following documents which are filed as exhibits to this current report:

•

Employment Agreement between Michael R. McCoy and the Company; and

•

Stock Option Agreement between Michael R. McCoy and the Company.

Item 3.02

Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 and Item 5.02 of this report is incorporated by reference into this Item 3.02. The recipients of the options and warrants met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of options and warrants were made in private transactions under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The issuances were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the individuals in connection with the issuances.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company appointed Mr. McCoy as our Company’s Chief Executive Officer and Chairman of the Board of Directors effective as of September 19, 2011.  The information provided in response to Item 1.01 of this report regarding Mr. McCoy’s compensation and background is incorporated by reference into this Item 5.02.

On September 21, 2011, we granted a five-year warrant to purchase up to 1,000,000 shares of our common stock to our newest member of our Company’s Board of Directors, Patrick Kolenik.  The warrants vest monthly over three years with accelerated vesting in the event of certain occurrences, including the acquisition of our Company (as defined).  The warrants have a strike price of $0.56 per share (including a cashless exercise option).

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.51	Employment Agreement between Michael R. McCoy and BillMyParents, Inc.
10.52	Stock Option Agreement between Michael R. McCoy and BillMyParents, Inc.
10.53	Stock Warrant Agreement between Patrick Kolenik and BillMyParents, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: September 21, 2011	By:
Jonathan Shultz Chief Financial Officer

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